Exhibit 23-1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-145785) pertaining to the 1999 Stock Option Plan and the 2007 Stock Option and Incentive Plan of TechTarget, Inc. of our report dated March 21, 2008, with respect to the consolidated financial statements of TechTarget, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2007.

            /s/ Ernst & Young LLP

Boston, Massachusetts
March 26, 2008